EXHIBIT A

                  NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR ANY SHARES ACQUIRED UPON THE EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY OTHER SECURITIES LAWS, NOR MAY SUCH WARRANTS OR SHARES BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR OTHER LAWS. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.


                               GRAPHIX ZONE, INC.
                          Common Stock Purchase Warrant

No. 1                                                           800,000 Warrants

                NOT EXERCISABLE AFTER THE DATES SPECIFIED HEREIN

     THIS WARRANT CERTIFICATE CERTIFIES THAT GT Interactive Software Corp. or registered assigns, is the registered holder of the number of warrants set forth above, each of which entitles such holder hereof, subject to the terms, provisions and conditions set forth herein, to purchase from Graphix Zone, Inc. (the "Company") at any time prior to 4:00 p.m. New York City time, on February 28, 2001 (the "Exercise Period") at the principal office of the Company or such other location designated by the Company in accordance with the terms set forth herein, one fully paid and nonassessable share of the Common Stock of the Company, no par value per share ("Common Stock"), at the Purchase Price (as such term is defined below) per share, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto duly executed and payment in full, as provided herein, of the applicable Purchase Price as to which the Warrant(s) represented by the Warrant Certificate are exercised, all subject to the terms, provisions and conditions hereof. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are as of March 13, 1996. The Warrants represented by this Certificate are being issued pursuant to the terms of the Distribution Agreement, dated as of March 13, 1996, by and between GT Interactive Software Corp., StarPress, Inc. and the Company.

     The rights of the holder of this Warrant shall be subject to the following further terms and conditions:

     SECTION 1. Exercise of Warrants; Purchase Price.

     (a) Subject to the provisions of Section 6(d) hereof, the registered holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, at any time (the "Exercise Date") during the Exercise Period until 4:00 p.m., New York City time, on February 28, 2001 (the "Expiration Date"), upon surrender of this Warrant Certificate, with the Form of Election to Purchase attached hereto duly executed, to the Company at its office maintained pursuant to Section 2(b) hereof, together with payment of the Purchase Price for each share of Common Stock as to which the Warrants are exercised. Each warrant not exercised prior to 4:00 p.m., New York City time, on the applicable Expiration Date shall become void and all rights thereunder shall cease as of such time.

     (b) The purchase price for each share of Common Stock pursuant to the exercise of a Warrant shall be the lesser of (i) $5.125 per share, and (ii) the Alternate Price. For purposes hereof, the Alternate Price shall be an amount equal to the current market price per share (as defined in Section 8(d) hereof) of the common stock, par value $.01 per share, of Graphix Zone, Inc., a Delaware corporation ("New GZ") as of the date twenty-one (21) Trading Days following the consummation of the Merger. For purposes hereof, the Merger shall mean the last to occur of the mergers contemplated by the Agreement and Plan of Reorganization between the Company and StarPress, Inc., dated January 3, 1996, pursuant to which New GZ is to become the parent holding company of both such corporations. The Company shall notify the holder in writing promptly following determination of the Alternate Price, and if the same is less than $5.125, shall, if requested by the holder, deliver to the holder a replacement Warrant Agreement reflecting the Alternate Price as the Purchase Price. However, the Purchase Price shall be subject to adjustment from time to time as provided in Section 8 hereof. The aggregate Purchase Price shall be payable in cash or by certified or official bank or bank cashier's check payable to the order of the Company, or, at the written request of the holder hereof given not less than 5 days prior to exercise, by "cashless exercise" using the facilities of a brokerage firm arranged by the Company.

     (c) Upon receipt of this Warrant Certificate representing exercisable Warrants, with the Form of Election to Purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of this Warrant Certificate in accordance with Section 6 hereof, the Company shall thereupon promptly (i) cause to be issued to the holder hereof the Common Stock certificates for the number of whole shares of Common Stock to be purchased and
(ii) when appropriate, pay to the registered holder hereof, in lieu of the issuance of fractional shares to which such holder would otherwise be entitled, an amount in cash in accordance with Section 11 hereof. The Company shall cooperate fully to effect the exercise in the manner specified by the holder under Section 1(b) hereof.

     (d) If the registered holder of this Warrant Certificate shall exercise less than all the Warrants evidenced hereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Company to the registered holder of this Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 11 hereof.

     SECTION 2. Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

     (a) Subject to the provisions of Section 11 hereof, at or prior to the Expiration Date this Warrant Certificate, with or without other Warrant Certificates, may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to split up, combine or exchange this Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be split up, combined or exchanged at the office of the Company maintained for such purpose as set forth below. Thereupon the Company shall sign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrant Certificates.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant
Certificate  if  mutilated,  the  Company  will make and  deliver a new  Warrant
Certificate of like tenor to the registered owner in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

     (b) The Company will maintain an office (which may be an agency maintained at a bank) where notices, presentations and demands in respect of any Warrants may be made upon it and where it will maintain the Warrant register upon which transfers and exchanges of Warrants shall be recorded. Such office shall be maintained at U.S. Stock Transfer Company in Glendale, California, until such time as the Company shall notify the holders of the Warrants of any change of location of such office.

     SECTION 3. Subsequent Issue of Warrant Certificates. Subsequent to their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split-up or exchange of Warrants pursuant to the terms, conditions and provisions hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 2 hereof, (c) Warrant Certificates issued pursuant to Section 1(d) hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate, (d) Warrant Certificates issued pursuant to Section 8(i) hereof and (e) Warrant Certificates issued pursuant to Section 14 hereof.

     SECTION 4. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, exchange, substitution, transfer, split-up or combination shall be cancelled by the Company, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Certificate. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

     SECTION 5. Ownership; Restrictions on Transfer; Registration of Transfers.

     (a) Except as otherwise permitted by this Section 5, each Warrant Certificate (including each Warrant Certificate issued upon the transfer of such Warrant Certificate) shall be stamped or otherwise imprinted with legends in substantially the following form:

     "Neither the Warrants represented by this Warrant Certificate nor any shares acquired upon the exercise of such Warrants have been registered under the Securities Act of 1933, as amended or any other securities laws nor may such Warrants or shares be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such act or other laws. This Warrant and such shares may be transferred only in compliance with the conditions specified in this Warrant.

     (b) Except as otherwise permitted by this Section 5, each certificate for Common Stock (or other securities) issued upon the exercise of this Warrant, and each certificate issued upon the transfer of any such Common Stock (or other securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended or any other securities laws and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act or other laws. Such shares may be transferred, sold or otherwise disposed of only in compliance with the conditions specified in the Common Stock Purchase Warrants issued by Graphix Zone, Inc. A complete and correct copy of the form of such Warrant is available for inspection at the principal office of Graphix Zone, Inc. or at the office or agency maintained by Graphix Zone, Inc. as provided in such Warrants and will be furnished to the holder of such shares upon written request and without charge."

     (c) Prior to any transfer of any Warrant Certificate that is not registered under an effective registration statement under the Securities Act of 1933 (the "Securities Act"), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 5. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below.

     If, in the opinion of counsel for the Company, the proposed transfer may not be legally effected without registration of such Warrants under the Securities Act, the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Warrant until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this Section 5 and fulfillment of the provisions of this Section 5 or (y) such Warrants have been effectively registered under the Securities Act.

     If, in the opinion of counsel for the Company, the proposed transfer may be effected without registration of such Warrants under the Securities Act, such holder shall thereupon be entitled to transfer such securities in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant Certificate issued upon or in connection with such transfer shall bear the restrictive legends required by this Section 5, unless in the opinion of such counsel, such restrictive legends are not required or advisable.

     (d) The restrictions imposed by this Section 5 upon the transferability of the Warrants relating to the registration of securities under the Securities Act set forth in clauses (b) and (c) of this Section 5 shall terminate as to any particular Warrants, (x) when such securities shall have been effectively registered and sold or distributed under the Securities Act, (y) when, in the opinion of both counsel for the Company and the holder (each of whom shall be experienced in securities law matters), any restrictions cease or are permitted to terminate under applicable securities law, or (z) when, in the opinion of counsel for the Company (who shall be experienced in securities law matters), such restrictions are no longer required in order to insure compliance with the Securities Act or any other applicable securities law, whichever is earliest. Whenever any such restrictions shall cease and terminate as to any Warrants, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new Warrants of like tenor not bearing the applicable legends previously required by this Section 5.

     SECTION 6. Reservation and Availability of Shares of Common Stock.

     (a) The Company will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. The transfer agent for the Common Stock, if any, will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with each transfer agent. The Company will furnish the transfer agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder of a Warrant Certificate pursuant to Section 8 hereof. In the event of a merger or consolidation involving the Company as contemplated by Section 10 hereof, the Company shall, in connection therewith, take all such action as may be required to permit the holder hereof to fully and effectively exercise this Warrant and receive the consideration upon such exercise as is contemplated by Section 10 hereof.

     (b) So long as the Common Stock issuable upon the exercise of Warrants may be listed on any national securities exchange, The Nasdaq Stock Market or The Nasdaq Small Cap Market, the Company shall use its best efforts to cause all shares reserved for such issuance to be listed as expeditiously as possible on such exchange upon official notice of issuance upon such exercise.

     (c) The Company will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (d) The Company will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the initial issuance or delivery of this Warrant Certificate or of the issuance and delivery of any shares of Common Stock upon the exercise of Warrants, except as set forth in the immediately following sentence. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or delivery of this Warrant Certificate to a person other than, or the issuance or delivery of certificates for Common Stock in a name other than that of, the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     SECTION 7. Common Stock Record Date. Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the close of business on the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the opening of business on the next succeeding business day on which the Common Stock transfer books of the Company are open.

     SECTION 8. Adjustment of Purchase Price, Number of Shares or Number of Warrants. The Purchase Price, the number of shares of Common Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in this Section 8.

     (a) In case the Company shall at any time after the date hereof, (i) effect a distribution to all holders of its outstanding Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue any securities of the Company in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation other than a consolidation or merger in respect of which an adjustment is made pursuant to Section 10 hereof), the number and kind of securities issuable commencing on the record date for such distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive upon exercise of the Warrant the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. Notwithstanding the foregoing, if a warrant is exercised subsequent to the record date, if any, but prior to the relevant distribution date or payment date, the Company shall not be required to make any such payment or distribution pursuant to this subsection (a) to the holder of such warrant prior to such payment or distribution date, but shall make such payment or distribution on such date.

     (b) In case the Company shall issue (by distribution or otherwise) or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for, convert or exchange into, or purchase shares of Common Stock at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by the Company in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is below the Purchase Price in effect on the date of such issuance or sale, then the Purchase Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price at which such shares of Common Stock are sold or issued, or the price at which such rights, options, warrants or convertible or exchangeable securities are exercisable, convertible or exchangeable.

     In case the Company shall issue (by distribution or otherwise) or sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for, convert or exchange into, or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 8(b), the Board of Directors of the Company (the "Board") shall determine, in good faith, the fair value of such property. In case the Company shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 8(b), the Board shall determine, in good faith, the fair value of its rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such issuance or sale occurs.


     (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation other than a consolidation or merger in respect of which an adjustment is made pursuant to Section 10 hereof) of evidences of indebtedness or assets (other than cash dividends payable out of consolidated earnings for the Company's then current or immediately preceding fiscal year, dividends payable in Common Stock and distributions which result in an adjustment under Section 8(a) hereof) or rights, options or warrants (excluding rights, options or warrants the issuance of which results in an adjustment under Section 8(a) or 8(b) hereof), the Purchase Price in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the then current market price per share (as defined in Section 8(d) hereof) of Common Stock on such date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of assets, evidences of indebtedness or such rights, options or warrants so to be distributed or paid applicable to one share of Common Stock (or applicable to one share of Common Stock) and the denominator of which shall be such current market price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed or such an event occurs; and in the event that a distribution of the kind described above is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if the record date for such distribution had not been fixed.

     (d) For the purpose of any  computation  required in  accordance  with this
Section 8, the "current market price per share" of any security, including the Common Stock (a "Security" for the purpose of this Section 8(d)), on any date shall be deemed to be the average of the daily closing prices (as such term is hereinafter defined) per share of such Security for the 20 consecutive

Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (ii) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 consecutive Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price per share shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The "closing price" for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, as reported by the NASDAQ National Market or the NASDAQ Small Cap Market, as applicable, or if not so listed, the average of the high bid and low asked prices in the over-the-counter market, as reported in the Wall Street Journal, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If the Security is not publicly held or so listed or traded, "current market price per share" shall mean the fair value of the Security as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. The term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (f) In the event that at any time, as a result of an adjustment made pursuant to Section 8(a) hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section 8(a) through (c) hereof, inclusive, and the provisions of Sections 1, 6, 7, 10 and 15 hereof with respect to the shares of Common Stock shall apply on like terms to any such other securities.

     (g) Unless the Company  shall have  exercised  its  election as provided in
Section 8(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 8(b) or (c) hereof, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying
(x) the number of shares covered by a Warrant immediately prior to this adjustment of the number of shares by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (h) Upon each adjustment of the number of shares of Common Stock for which the Warrants are exercisable as provided in Section 8(a) hereof, the Purchase Price payable upon exercise of a Warrant shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock for which a Warrant was exercisable prior to such adjustment and (ii) the denominator of which shall be the number of shares of Common Stock for which a Warrant is exercisable immediately thereafter.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Warrants, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant. Each Warrant outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of Common Stock for which such Warrant was exercisable prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but shall be at least ten days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this Section 8(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 11, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates may continue to express the Purchase Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

     (l) Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments required by this Section 8, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the Purchase Price, issuance wholly for cash or Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, dividends on Common Stock payable in Common Stock or issuance of rights, options or warrants referred to in this Section 8, hereafter made by the Company to its common stockholders, shall not be taxable to them.

     SECTION 9. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 8 hereof (other than situations in which no adjustment is required pursuant to Section 8(e)), the Company shall (a) promptly provide a certificate of the Company's Chief Financial Officer setting forth the Purchase

Price as so adjusted, the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and a brief statement of the facts accounting for such adjustment, and (b) mail a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 16 hereof. The Company will keep copies of such certificate at its office maintained pursuant to Section 2(b) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant.

     SECTION 10. Consolidation, Merger or Sale of Assets. If the Company shall at any time consolidate with or merge with or into another corporation (including, without limitation, the pending respective mergers of the Company and StarPress, Inc. with subsidiaries of New GZ (as such term is defined in the Agreement and Plan of Reorganization between the Company and StarPress, Inc., dated January 3, 1996), a Delaware corporation (which is intended to be the parent holding company of both the Company and StarPress, Inc.) or a merger of the Company with or into Graphix Zone) or shall sell or transfer to another entity all or substantially all of the property of the Company, the holder of any Warrant will thereafter have the right to receive, upon the exercise thereof in accordance with and subject to the terms of this Warrant, the securities, cash and other property to which the holder of the number of shares of Common Stock purchasable (at the time of such consolidation, merger, sale or transfer) upon the exercise of such Warrant would have been entitled upon such consolidation, merger, sale or transfer, if any (referred to herein as the "Merger Consideration"). The Company shall take such steps in connection with such consolidation, merger, sale or transfer, as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any Merger Consideration thereafter deliverable upon the exercise of the Warrants. The Company, the successor corporation or the purchasing entity, as the case may be, shall execute and deliver to the holder an agreement so providing (and, if requested by the holder, a substitute Warrant Certificate). Notwithstanding any provisions hereof to the contrary, upon a merger in which the Company is the surviving entity, (i) this Warrant Certificate shall remain in full force and effect, (ii) the Warrants shall be exercisable as provided in Section 1 hereof, except that the Merger Consideration (adjusted as contemplated by the second preceding sentence) shall be substituted for Common Stock issuable hereunder upon such exercise, and (iii) the Company shall enter into an agreement with the issuer of the Merger Consideration providing that, on each Exercise Date, such issuer shall transfer to the Company the Merger Consideration (as so adjusted) as to which the Warrants are exercised. The provisions of this Section 10 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     SECTION 11. Fractional Warrants and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Warrants or to distribute Warrant Certificates which evidence fractional Warrants. Subject to
Section 11(c) hereof, in lieu of such fractional Warrants, there shall be paid to each registered holder of a Warrant Certificate with regard to which a fractional Warrant would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant. For the purposes of this Section 11(a), the current market value of a whole Warrant shall be the closing price of the Warrant (as determined pursuant to the second sentence of Section

8(d) hereof) for the Trading Day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. If on any such Trading Date the Warrants were not publicly held or listed or traded in a manner described under the second sentence of Section 8(d) hereof, the current market value of a whole Warrant shall be the fair value of the Warrants on such Trading Date as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive.

     (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. Subject to Section 11(c) hereof, in lieu of such fractional shares of Common Stock, there shall be paid to each registered holder of a Warrant Certificate with regard to which a fractional share would otherwise be issuable at the time such Warrant Certificate is exercised as herein provided, an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 11(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 8(d)) for the Trading Day immediately prior to the date of such exercise. If on such Trading Date the Common Stock was not publicly held or listed or traded in a manner described under the second sentence of Section 8(d) hereof, the current market value of a share of Common Stock shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive.

     (c) If the Company is unable to pay any amounts of cash to registered holders of Warrant Certificates in respect of fractional Warrants or fractional shares of Common Stock in accordance with Section 11(a) or (b) hereof, as the case may be, by reason of the provisions of the Company's then outstanding debt obligations or otherwise, the Company shall deliver to such holders an additional whole Warrant or share of Common Stock, as the case may be, in lieu of such fractional Warrants or shares.

     (d) The holder of a Warrant, by the acceptance of the Warrant, expressly waives his right to receive any fractional Warrant or any fractional share upon exercise of a Warrant.

     SECTION 12. Right of Action; No Entitlement to Vote or Receive Dividends.

     (a) Any registered holder of this Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Warrants evidenced by this Warrant Certificate in the manner provided herein.

     (b) Prior to the exercise of the Warrants evidenced hereby and the date of the certificate representing the shares of Common Stock issuable upon exercise of such Warrants pursuant to Section 7 hereof, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to, or be deemed for any purpose the holder of, shares for which the Warrants shall be exercisable, including, without limitation, the right to vote or to receive dividends, or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     SECTION 13. Agreement of Warrant Certificate Holders. Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company and with every other holder of a Warrant Certificate that (a) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at the principal office of the Company maintained pursuant to
Section 2(b) hereof, duly endorsed or accompanied by a proper instrument of transfer and (b) the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

     SECTION 14. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Warrant to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under this Warrant Certificate made in accordance with the provisions of this Warrant Certificate; provided, that such new Warrant Certificate shall not have terms inconsistent with the terms of this Warrant Certificate.

     SECTION 15. Notice of Proposed  Actions.  In case the Company shall propose
(a) to pay any stock dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than cash dividends paid out of consolidated earnings for the Company's then current or immediately preceding fiscal year), or (b) to issue (by distribution or otherwise) or sell Common Stock or rights, warrants or options or convertible or exchangeable securities containing the right to subscribe for, convert or exchange into or purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or
(d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company, or (e) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to the holder of this Warrant, in accordance with Section 16 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights, warrants or options, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding-up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the manner provided in Section 16 at least 20 days prior to (i) the record date for the purposes of any action covered by clause (a) or (b) above or

(ii) the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be earlier.

     SECTION 16. Notices. Notices or demands authorized by this Agreement to be given or made by the holder of this Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until the holder hereof is notified, in accordance with this Section 16, in writing by the Company of another address) as follows:

     Graphix Zone, Inc.
     42 Corporate Park, Suite 200
     Irvine, California 92714
     Attention: Charles R.Cortright, Jr.

     With a copy to:
     Gregg Amber, Esq.
     Snell & Wilmer
     1920 Main Street. suite 1200
     Irvine, California 92714

Notices and demands authorized by this Agreement to be given or made by the Company to the holder of this Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 17. Supplements and Amendments. Except as provided in Section 14 hereof, the Company may not amend this Warrant Certificate without the consent of the holder hereof.

     SECTION 18. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflicts of laws.

     SECTION 19. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                             GRAPHIX ZONE, INC.

                                             By:/s/ Charles R. Cortright, Jr.
                                                -----------------------------
                                                Name:  Charles R. Cortright, Jr.
                                                Title: President
Attest:

  /s/ Angela Cortright
- ----------------------
Secretary

                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ______________________________________________
________________________________________________________________________________
(Please print name and address of transferee)
________________________________________________________________________________
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Date:

                                                     -------------------------
                                                             Signature

                                                     (Note:  The above signature
                                                     must  correspond  with  the
                                                     name as  written  upon  the
                                                     face   of   this    Warrant
                                                     Certificate      in     all
                                                     respects,    without    any
                                                     alteration     or    change
                                                     whatsoever.)

                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ______________________________________________
________________________________________________________________________________
(Please print name and address of transferee)
________________________________________________________________________________
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Date:

                                                     -------------------------
                                                             Signature

                                                     (Note:  The above signature
                                                     must  correspond  with  the
                                                     name as  written  upon  the
                                                     face   of   this    Warrant
                                                     Certificate      in     all
                                                     respects,    without    any
                                                     alteration     or    change
                                                     whatsoever.)

                          FORM OF ELECTION TO PURCHASE


                (To be executed if holder desires to exercise the
                 Warrants evidenced by the Warrant Certificate.)


To:  GRAPHIX ZONE, INC.

     The undersigned hereby irrevocably elects to exercise ___________________ Warrants represented by this Warrant Certificate to purchase the shares of Common Stock of Graphix Zone, Inc. issuable upon the exercise of such Warrants and herewith [tenders payment for such shares in the amount of $_______] [hereby instructs you to arrange a cashless exercise pursuant to Section 1(b) of the Warrant Certificate] in accordance with the terms of this Warrant Certificate. The undersigned requests that certificates for such shares of Common Stock be issued in the name of:

Please insert social security
or other identifying number


________________________________________________________________________________
                         (Please print name and address)
__________________________________________________________________ and that such certificates be delivered to ___________ whose address is _____________________.


If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


________________________________________________________________________________
                         (Please print name and address)
________________________________________________________________________________

Any cash payments to be made in lieu of fractional shares should be made to ____________ whose address is _____________________ and the check representing payment therefor should be delivered to _____________ whose address is
___________________________.




                                                     -------------------------
                                                             Signature

                                                     (Note:  The above signature
                                                     must  correspond  with  the
                                                     name as  written  upon  the
                                                     face   of   this    Warrant
                                                     Certificate      in     all
                                                     respects,    without    any
                                                     alteration     or    change
                                                     whatsoever.)